UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 7, 2013

COVANTA HOLDING CORPORATION
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	1-06732	95-6021257
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 South Street Morristown, New Jersey		7960
(Address of principal executive offices)		(Zip Code)

(862) 345-5000
(Registrant’s telephone number, including area code)
________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
On March 7, 2013, Covanta Holding Corporation (the “Company”), a Delaware corporation, issued a press release announcing that its Board of Directors has authorized a 10% increase in the Company's quarterly cash dividend to $0.165 per share. The next quarterly dividend is payable on April 5, 2013 to stockholders of record as of the close of business on March 28, 2013.
The Company also announced that its Board of Directors has increased the current share repurchase authorization to $150 million.
A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Form 8-K and Exhibit 99.1 is furnished pursuant to Item 7.01 of this Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.
On March 8, 2013, the Company issued a press release announcing that the Company's Board of Directors had voted to have the Company's 2013 annual meeting of stockholders (the “Annual Meeting”) on May 16, 2013, at the Company's corporate headquarters, which are located at 445 South Street, Morristown, NJ. Stockholders of record at the close of business on March 19, 2013 will be entitled to notice of and to vote at the Annual Meeting.
A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired – Not Applicable
(b)	Pro Forma Financial Information – Not Applicable
(c)	Exhibits

Exhibit No.	Exhibit

99.1	Press Release, dated March 7, 2013.

99.2	Press Release, dated March 8, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 8, 2013

COVANTA HOLDING CORPORATION
(Registrant)

By:	/s/ Timothy J. Simpson
Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel and Secretary

COVANTA HOLDING CORPORATION
EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release, dated March 7, 2013.

99.2	Press Release, dated March 8, 2013.